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                                                                 EXHIBIT 10.34.6



                                   AGREEMENT

        Agreement made this 12th day of June, 1996, between ELBERON DEVELOPMENT CO. of 235 Birchwood Avenue, Cranford, New Jersey 07016 (hereinafter "Owner") and ESMOR, INC., a Delaware Corporation of 1819 Main Street, Suite 1000, Sarasota, Florida 34236 (hereinafter "Tenant").

                                    RECITALS

        Owner and Tenant entered into a lease covering premises 625 Evans Street, Elizabeth, New Jersey, dated December 13, 1993, effective December 15, 1993 (hereinafter the "Lease"), which Lease Tenant desires to assign to Corrections Corporation of America (hereinafter "CCA"), CCA to deposit with Owner new security to be held and applied as provided in paragraph 24 of the Lease. All other obligations of Tenant under the Lease also to be assumed by CCA.
        Owner is willing to release Tenant from future performances of Lease obligations and to refund the security heretofore deposited by Tenant in accordance with paragraph 24 of the Lease but only upon the terms and conditions herein set forth.
        For valuable consideration, Owner will release Tenant from future performances of Lease obligations and return the $47,454.50 security within thirty (30) days after:
        1.      the receipt by Owner of replacement security from CCA;
        2. the payment in full to Owner of Tenant of all outstanding invoices;
        3. the receipt by Owner from Tenant of a true copy of its application for a Letter of Non-Applicability (LNA) from the New Jersey Department of Environmental Protection (DEP) evidencing that the assignment from tenant to CCA is not a covered transaction under the New Jersey Industrial Site Recovery Act;

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        4.      the receipt of Owner of the required consent of Phoenix Mutual
Insurance Co., mortgagee of the premises, to the assignment of the Lease by Tenant to CCA and to this Agreement;

        5. the receipt by Owner from Tenant of its agreement to indemnify and hold Owner harmless of any and all claims, actions, proceedings, judgments, awards, charges and all costs and expenses, including, but not limited to, attorneys' fees and costs arising out of or in any way related to the tenancy of Tenant under the Lease, and evidence in form satisfactory to Owner of the Lease general liability insurance coverage continuing in effect for any claims made within two (2) years from the effective date of the assignment of the Lease by Tenant to CCA; and

        6. the receipt of payment by Owner from Tenant in reimbursement of Owner's attorneys' invoice for services rendered in connection with the Lease assignment and assumption agreement between Tenant and CCA, Owner's consent thereto and this conditional release agreement.

        Tenant hereby agrees to promptly perform items 2,3,5 and 6 above.


WITNESS:                        ELBERON DEVELOPMENT CO.



/s/                             By: /s/  Anne E. Estabrook
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                                        Anne E. Estabrook



ATTEST:                         ESMOR, INC.


/s/ Aaron Speisman              By: /s/ J.F. Slattery
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                  Secretary          James Slattery, President